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                                                            EXHIBIT NO. 99.6(b)

                      AMENDMENT TO MASTER RETIREMENT PLAN
                       FOR NON-INTERESTED PERSON TRUSTEES

                                 CRIMSON BOARD

                         (EFFECTIVE AS OF JULY 1, 2002)

         This Amendment to the Master Retirement Plan for Non-Interested Person Trustees of the MFS Crimson Board Funds, as amended and restated on February 17, 1999 (the "Plan"), has been adopted, effective July 1, 2002, by each of the Trusts identified on Exhibit A to the Plan, severally and not jointly, on behalf of each Fund of such Trust, and has been acknowledged and consented to by each Active Trustee (as defined below) as a signatory hereto. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings given to such terms in the Plan, as amended in paragraph 2 below.

         Notwithstanding anything to the contrary in the Plan:

1. Effective as of January 1, 2002, each active Independent Trustee whose Normal Retirement Date is after December 31, 2001 (each an "Active Trustee") shall cease to participate in the Plan for all purposes and shall no longer be entitled to any benefits or payments thereunder except as provided in this Amendment. The Active Trustees under the Plan are Lawrence H. Cohn, Sir J. David Gibbons, Abby M. O'Neill, J. Dale Sherratt and Ward Smith. In addition, any Independent Trustee who was or is appointed to the Board after June 1, 2001 shall not participate in the Plan for any purpose.

2. The definition of "Normal Retirement Date" in the Plan is hereby amended to read in its entirety as follows:

         "Normal Retirement Date: December 31 of the Plan Year in which an Independent Trustee attains age 73 or, in the case of Ward Smith, Abby O'Neill and Sir David Gibbons, age 75."

3. On or before July 31, 2002, with respect to each Active Trustee and each Fund, the Board shall determine or cause to be determined:

         A) The "Present Value of Accrued Benefits" of the Active Trustee with respect to such Fund under the Plan in accordance with the following formula:

         The product of:

                (i) the Active Trustee's Accrued Benefit from the Fund as of
            December 31, 2001 payable at the Active Trustee's Normal Retirement Date;

                  and

                (ii) the Active Trustee's Present Value Factor.

                For purposes of this formula, each Active Trustee's "Present Value Factor" shall be determined based upon the following assumptions:

                (a) The Active Trustee's age as of December 31, 2001;

                (b) Benefit commencement on the Active Trustee's Normal
            Retirement Date;

                (c) 7.5% per annum interest discount; and

                (d) 1983 GAM (Blended) Mortality Table (pre- and
            post-retirement basis).

            B) The "Present Value of Projected Benefits" of the Active Trustee with respect to such Fund under the Plan in accordance with the following formula:

            The product of:

                (i) the Active Trustee's Projected Benefit from the Fund as of the Active Trustee's Normal Retirement Date;

                and

                (ii) the Active Trustee's Present Value Factor.

                For purposes of this formula:

                Each Active Trustee's "Present Value Factor" shall be determined based upon the following assumptions:

                (a) The Active Trustee's age as of December 31, 2001;

                (b) Benefit commencement on the Active Trustee's Normal Retirement Date;

                (c) 7.5% per annum interest discount; and

                (d) 1983 GAM (Blended) Mortality Table (post-retirement basis).

                For purposes of this formula, each Active Trustee's "Projected Benefit" from the Fund shall be determined in accordance with
                Schedule 1 of the Deferral Plan (as defined below).

4. Each Fund shall take the following actions as soon as practicable after the determinations in paragraph 3 are made with respect to such Fund.

         (a) Each Fund listed on Schedule A hereto shall pay to each Active Trustee from such Fund in cash in a single lump-sum payment the sum of (i) his or her Present Value of Projected Benefits from such Fund and (ii) an additional amount to account for any estimated shortfall in presumed investment return thereon due to estimated income taxes that would be payable on such Present Value of Projected Benefits and on any presumed investment return thereon through the Trustee's Normal Retirement Date (assuming a federal tax rate of 38.6% and no state or local taxes). Any such payment shall be made during calendar 2002. The Board and each Active Trustee recognize and acknowledge that Active Trustees will be subject to income tax on a current basis with respect to such payments.

         (b) With respect to each Fund listed on Schedule B hereto and each Active Trustee, so that the Fund's obligation to the Active Trustee under the Plan is replaced with an obligation comparable as to present value under The MFS Funds Retirement Benefit Deferral Plan (the "Deferral Plan"), the Fund shall credit an amount equal to the Active Trustee's Present Value of Accrued Benefits from such Fund to the Active Trustee's account for the Fund under the Deferral Plan. Each Active Trustee recognizes and acknowledges that such amounts will be credited automatically to his or her accounts under the Deferral Plan (without any discretion on the part of the Active Trustees) and that Active Trustees will have no right to receive such amounts except in accordance with the terms and conditions of the Deferral Plan.

5. Notwithstanding the foregoing, the Plan shall remain in full force and effect in accordance with its terms as it applies to all Independent Trustees (including Retired Trustees) covered thereunder who were not Active Trustees as of January 1, 2002.

         By his or her signature below, each Active Trustee hereby acknowledges and consents to this Amendment in accordance with Section 6(b) of the Plan.

                                         /s/ Lawrence H. Cohn
                                         --------------------------------------
                                         Lawrence H. Cohn

                                         /s/ Sir J. David Gibbons
                                         --------------------------------------
                                         Sir J. David Gibbons

                                         /s/ Abby M. O'Neill
                                         --------------------------------------
                                         Abby M. O'Neill

                                         /s/ J. Dale Sherratt
                                         --------------------------------------
                                         J. Dale Sherratt

                                         /s/ Ward Smith
                                         --------------------------------------
                                         Ward Smith

Date:   July 17, 2002
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                                                                     Schedule A

                  FUNDS THAT WILL MAKE LUMP-SUM CASH PAYMENTS
                     UNDER PARAGRAPH 4(A) OF THE AMENDMENT

MFS Series Trust I
         MFS Cash Reserve Fund (MCF)
         MFS New Discovery Fund (NDF)
         MFS Value Fund (EIF)

         MFS Alabama Municipal Bond Fund (MAL)
         MFS Arkansas Municipal Bond Fund (MAR)
         MFS California Municipal Bond Fund (MCA)
         MFS Florida Municipal Bond Fund (MFL)
         MFS Georgia Municipal Bond Fund (MGA)
         MFS Maryland Municipal Bond Fund (MMD)
         MFS Massachusetts Municipal Bond Fund (MMA)
         MFS Mississippi Municipal Bond Fund (MMP)
         MFS Municipal Income Fund (MMI)
         MFS New York Municipal Bond Fund (MNY)
         MFS North Carolina Municipal Bond Fund (MNC)
         MFS Pennsylvania Municipal Bond Fund (MPA)
         MFS South Carolina Municipal Bond Fund (MSC)
         MFS Tennessee Municipal Bond Fund (MTN)
         MFS Virginia Municipal Bond Fund (MVA)
         MFS West Virginia Municipal Bond Fund (MWV)
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                                                                     Schedule B

              FUNDS THAT WILL CREDIT AMOUNTS TO THE DEFERRAL PLAN
                     UNDER PARAGRAPH 4(B) OF THE AMENDMENT

MFS Government Limited Maturity Fund (MGL)

MFS Series Trust I
         MFS Managed Sectors Fund (MMS)
         MFS Global Asset Allocation Fund (MAA)
         MFS Strategic Growth Fund (AGF)
         MFS Research Growth and Income Fund (RGI)
         MFS Core Growth Fund (CGF)
         MFS Global Telecommunications Fund (GTF)
         MFS Research International Fund (RIF)
         MFS Technology Fund (SCT)

MFS Series Trust II
         MFS Emerging Growth Fund (MEG)
         MFS Large Cap Growth Fund (MCG)

MFS Series Trust III
         MFS High Income Fund (MFH)

MFS Series Trust V
         MFS Total Return Fund (MTR)

MFS Series Trust VI
         MFS Global Total Return Fund (MWT)
         MFS Utilities Fund (MMU)
         MFS Global Equity Fund (MWE)

MFS Series Trust VIII
         MFS Strategic Income Fund (MSI)
         MFS Global Growth Fund (WGF)

MFS Series Trust X
         MFS Government Mortgage Fund (MGM)

MFS Government Markets Income Trust (MGF)
MFS Intermediate Income Trust (MIN)
MFS Charter Income Trust (MCR)
MFS Special Value Trust (MFV)
MFS Government Securities Fund (MGS)